UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As reported earlier, on November 13, 2015, a subsidiary of Strategic Storage Growth Trust, Inc. (the “Registrant”) executed a purchase and sale agreement with an unaffiliated third party (the “Storage Spot Purchase Agreement”) for the acquisition of four self storage facilities (the “Storage Spot Portfolio”). The Storage Spot Portfolio consists of four self storage facilities located in the following areas in Toronto, Canada: Stoney Creek, Oakville, Burlington and Milton. On November 17, 2015, such subsidiary of the Registrant entered into an Assignment with a subsidiary of Strategic Storage Trust II, Inc. (“SST2”), a public non-traded REIT focused on stabilized self storage properties, for the assignment of the right to purchase the Burlington and Milton properties. Subsequently, on January 6, 2016, the subsidiary of the Registrant entered into another Assignment with a subsidiary of SST2 for the assignment of the right to purchase the Oakville property. The information in this Item 1.01 description is qualified in its entirety by the full Storage Spot Purchase Agreement which was attached as Exhibit 10.1 to the Form 8-K filed on November 19, 2015, the Assignment of the Burlington and Milton properties which was attached as Exhibit 10.2 to the Form 8-K filed on November 19, 2015 and the Assignment of the Oakville property which is attached as Exhibit 10.1 hereto.

Pursuant to the Assignments executed by a subsidiary of SST2 and the Registrant, the Registrant anticipates that (1) it will acquire the Stoney Creek property for a purchase price of approximately $2.1 million CAD, plus closing costs and acquisition fees, and (2) SST2 will acquire the Burlington, Milton and Oakville properties. The Stoney Creek property is currently under development. In connection with the Assignments, SST2 will indemnify the Registrant in connection with its potential acquisition of the Burlington, Milton and Oakville properties.

The Registrant expects to close the acquisition of the Stoney Creek property in the first quarter of 2016 and to fund such acquisition with net proceeds from its public offering.

Since the Stoney Creek property is located in Canada, a subsidiary of SmartStop Asset Management, LLC, the Registrant’s sponsor, will manage the Stoney Creek property and such property will be branded using the SmartStop® Self Storage brand.

Pursuant to the Storage Spot Purchase Agreement and the Assignments, the Registrant will be obligated to purchase the Stoney Creek property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Stoney Creek property generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its public offering;

•	approval by the board of directors of the Registrant to purchase the Stoney Creek property;

•	satisfaction of the conditions to the acquisition in accordance with the Storage Spot Purchase Agreement; and

•	no material adverse changes relating to the Stoney Creek property, the seller of the Stoney Creek property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Stoney Creek property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $62,000 CAD in earnest money on the Stoney Creek property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Stoney Creek property. Due to the considerable conditions to the consummation of the acquisition of the Stoney Creek property, the Registrant cannot make any assurances that the closing of the Stoney Creek property is probable.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported earlier, on October 26, 2015, the Registrant entered into a purchase and sale contract to acquire four self storage facilities (the “Arrington Portfolio”) from an unaffiliated third party consisting of a total of approximately 1,840 units and 279,700 net rentable square fee and located in San Antonio, Texas (two self storage facilities); Kingwood, Texas; and Aurora, Colorado. As reported earlier, on December 17, 2015, the Registrant closed on the purchase of three self storage facilities representing the first phase of the Arrington Portfolio for approximately $26.69 million, plus closing costs and acquisition fees.

On January 6, 2016, the Registrant closed on the remaining self storage facility of the Arrington Portfolio located in San Antonio, Texas (the “Second Phase”) for a purchase price of approximately $12.31 million, plus closing costs and acquisition fees, which were funded, by a combination of a draw of approximately $8 million under the Registrant’s credit facility (the “KeyBank Facility”) with KeyBank National Association (“KeyBank”), as described further below, and the remainder from the net proceeds of the Registrant’s public offering.

The Registrant incurred acquisition fees of approximately $215,000 in connection with the acquisition of the Second Phase of the Arrington Portfolio. The self storage facility acquired in the Second Phase consists of approximately 385 units and approximately 49,250 net rentable square feet of storage space. In addition, the property acquired in the Second Phase contains approximately 5,800 net rentable square feet of cold storage space, approximately 8,300 net rentable square feet of office space and approximately 9,000 net rentable square feet of “flex” warehouse space. The physical occupancy of the property was approximately 88% as of the date of acquisition.

The KeyBank Facility and the terms of the credit agreement with KeyBank (the “Credit Agreement”) are described in the Form 8-K filed by the Registrant on December 22, 2015. The amount drawn on January 6, 2016, was in the form of a Eurodollar Loan under the Credit Agreement which equated to an initial interest rate of approximately 4.2%. Pursuant to a joinder agreement by the special purpose entity wholly-owned by the Registrant’s operating partnership (the “Property SPE”) in favor of KeyBank as administrative agent, the property acquired under the Second Phase now serves as additional collateral under the KeyBank Credit Agreement and the Property SPE now serves as an additional borrower.

SS Growth Property Management, LLC, a subsidiary of SmartStop Asset Management, LLC, the sponsor of the Registrant, will serve as the property manager of the property acquired in the Second Phase and has entered into a sub-property management agreement with a subsidiary of Extra Space Storage, Inc. who will manage the property. SS Growth Property Management, LLC will be paid management fees in an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the property in the Second Phase and SS Growth Property Management, LLC will, in turn, pay the sub-property manager an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the property acquired in the Second Phase, except for the months of January and July each year.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 23, 2016 by amendment to this Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

10.1	Assignment of Oakville property

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: January 8, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer